                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement

[   ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))

[ x ]   Definitive Proxy Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material under Rule 14a-12



                         PROGENICS PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ x ]   No fee required

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.
        1) Title of each class of securities to which transaction applies: ___________
        2) Aggregate number of securities to which transaction applies: ___________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________
        4)  Proposed maximum aggregate value of transaction:
        5)  Total fee paid:

[   ]   Fee paid previously with preliminary materials:

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid: __________________
        2)  Form, Schedule or Registration Statement No.: __________________
        3)  Filing Party: _________________
        4)  Date Filed: __________________

                        PROGENICS PHARMACEUTICALS, INC.
                          777 OLD SAW MILL RIVER ROAD
                           TARRYTOWN, NEW YORK 10591

                                                                  April 30, 2001

Dear Stockholder:

    You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Wednesday, June 27, 2001 at 11:00 a.m. local time at the Landmark at Eastview, Westchester Room, 777 Old Saw Mill River Road, Tarrytown, New York.

    At this meeting, you will be asked to consider and vote upon the election of directors of the Company and the ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2001.

    The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and cordially invites you to attend the meeting in person. It is in any event important that your shares be represented and we ask that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

    Thank you for your cooperation.

                                    Very truly yours,

                                    PAUL J. MADDON, M.D., PH.D.
                                    Chairman of the Board of Directors

                        PROGENICS PHARMACEUTICALS, INC.
                          777 OLD SAW MILL RIVER ROAD
                           TARRYTOWN, NEW YORK 10591
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PROGENICS PHARMACEUTICALS, INC. (the 'Company'), a Delaware corporation, will be held at the Landmark at Eastview, Westchester Room, 777 Old Saw Mill River Road, Tarrytown, New York on Wednesday, June 27, 2001 at 11:00 a.m. local time, for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy Statement:

        1. To elect eight directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

        2. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2001; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only those stockholders of record at the close of business on May 1, 2001 will be entitled to receive notice of, and vote at, said meeting. A list of stockholders entitled to vote at the meeting is open to examination by any stockholder at the principal offices of the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591.

    All stockholders are cordially invited to attend the meeting in person. In any event, please mark your votes, then date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. PLEASE NOTE THAT THE ACCOMPANYING FORM OF PROXY MUST BE RETURNED TO RECORD YOUR VOTE. The proxy is revocable by you at any time prior to its exercise. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

                                          By order of the Board of Directors

                                          PHILIP K. YACHMETZ
                                          General Counsel and Secretary

Tarrytown, New York
April 30, 2001

                        PROGENICS PHARMACEUTICALS, INC.
                          777 OLD SAW MILL RIVER ROAD
                           TARRYTOWN, NEW YORK 10591

                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

    This Proxy Statement is furnished to holders of the Common Stock, par value $.0013 per share (the 'Common Stock'), of Progenics Pharmaceuticals, Inc. (the 'Company') in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders to be held at the Landmark at Eastview, Westchester Room, 777 Old Saw Mill River Road, Tarrytown, New York on Wednesday, June 27, 2001, at 11:00 a.m. local time, and at any and all adjournments thereof. Stockholders may revoke the authority granted by their execution of proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company. The Company may also enlist the aid of brokerage houses or the Company's transfer agent in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about May 25, 2001.

    Shares of the Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them FOR the election of the eight nominees named herein and FOR ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2001.

    If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors. A majority of the votes cast (excluding abstentions and broker non-votes) will be required for the approval and ratification of the Board's selection of PricewaterhouseCoopers LLP as the Company's independent accountants.

                                     VOTING

    Only stockholders of record at the close of business on May 1, 2001 will be entitled to vote at the meeting or any and all adjournments thereof. As of April 30, 2001 the Company had outstanding 12,365,303 shares of the Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of the Common Stock registered in his or her name on the record date. A majority of all shares of the Common Stock outstanding constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

                       PROPOSAL I: ELECTION OF DIRECTORS

    At the meeting, eight directors (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The proxies given pursuant to this solicitation will be voted in favor of the eight nominees listed below unless authority is withheld. Should a nominee become unavailable to serve for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the proxy. The Board of Directors has no reason to believe that any nominee will be unavailable. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a plurality vote of those shares voted at the meeting with respect to the election of directors.

INFORMATION CONCERNING NOMINEES

    The persons nominated as directors of the Company (all of whom are currently directors of the Company), their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

                                                 YEAR
                                                FIRST
                                               ELECTED
                 NAME                    AGE   DIRECTOR         POSITION WITH THE COMPANY
                 ----                    ---   --------         -------------------------
Paul J. Maddon, M.D., Ph.D.............  41      1986     Chairman of the Board of Directors,
                                                            Chief Executive Officer and Chief
                                                            Science Officer
Ronald J. Prentki......................  43      1998     Director and President
Charles A. Baker(1)(2).................  68      1994     Director
Kurt W. Briner(2)......................  56      1998     Director
Mark F. Dalton (1).....................  50      1990     Director
Stephen P. Goff, Ph.D..................  49      1993     Director
Paul F. Jacobson (1)(2)................  46      1990     Director
David A. Scheinberg, M.D., Ph.D........  45      1996     Director

---------

(1) Member of Compensation Committee

(2) Member of Audit Committee

    PAUL J. MADDON, M.D., PH.D. is the founder of the Company and has served in various capacities since its inception, including Chairman of the Board of Directors, Chief Executive Officer, President and Chief Science Officer. From 1981 to 1988, Dr. Maddon performed research at the Howard Hughes Medical Institute at Columbia University in the laboratory of Dr. Richard Axel.
Dr. Maddon serves on two NIH scientific review committees and is a member of the editorial board of the Journal of Virology. He received a B.A. in biochemistry and mathematics and an M.D. and a Ph.D. in biochemistry and molecular biophysics from Columbia University. Dr. Maddon has been an Adjunct Assistant Professor of Medicine at Columbia University since 1989.

    RONALD J. PRENTKI has been President of the Company since July of 1998. Prior thereto, he was Vice President of Business Development and Strategic Planning at Hoffmann-La Roche Inc. from 1996 to 1998, Vice President of Business Development at Sterling Winthrop (subsequently acquired by Sanofi Pharmaceuticals) from 1990 to 1996 and Director of Cardiovascular Products with Bristol-Myers Squibb International Division prior to 1990. Mr. Prentki received a B.S. in microbiology and Public Health from Michigan State University and an M.B.A. from the University of Detroit.

    CHARLES A. BAKER is the former Chairman, President and Chief Executive Officer of The Liposome Company, Inc., a biotechnology company located in Princeton, NJ. Mr. Baker is currently a director of Regeneron Pharmaceuticals, Inc., a biotechnology company. He is a member of the Council of Visitors of the Marine Biological Laboratory at Woods Hole, MA. Mr. Baker has more than 30 years of pharmaceutical industry experience, and has held senior management positions at Pfizer, Abbott Laboratories, Squibb Corporation, and A.L. Laboratories.
Mr. Baker received a B.A. from Swarthmore College and a J.D. from Columbia University.

    KURT W. BRINER is retired President and Chief Executive Officer of Sanofi Pharma S.A. in Geneva, Switzerland and he has nearly 30 years' experience in the pharmaceutical industry. He attended Humanistisches Gymnasium in Basel and Ecole de Commerce in Basel and Lausanne.

    MARK F. DALTON has been the President and a director of Tudor Investment Corporation, an investment advisory company, and its affiliates since 1988. From 1979 to 1988, he served in various senior management positions at Kidder, Peabody & Co. Incorporated, including Chief Financial Officer. Mr. Dalton is currently a director of several private companies as well as a closed-end investment fund listed on the Dublin Stock Exchange. Mr. Dalton received a B.A. from Denison University and a J.D. from Vanderbilt University.

    STEPHEN P. GOFF, PH.D. has been a member of the Company's Virology Scientific Advisory Board since 1988 and has been its Chairman since April 1991. Dr. Goff has been the Higgins Professor in the Departments of Biochemistry and Microbiology at Columbia University since June 1990. He received an A.B. in biophysics from Amherst College and a Ph.D. in biochemistry from Stanford University. Dr. Goff performed post-doctoral research at the Massachusetts Institute of Technology in the laboratory of Dr. David Baltimore.

    PAUL F. JACOBSON, a private investor, was a Managing Director of fixed income securities at Deutsche Bank from January 1996 to November 1997. He was President of Jacobson Capital Partners from 1993 to 1996. From 1986 to 1993, Mr. Jacobson was a partner at Goldman, Sachs, where he was responsible for government securities trading activities. Mr. Jacobson received a B.A. from Vanderbilt University and an M.B.A. from Washington University.

    DAVID A. SCHEINBERG, M.D., PH.D. has been a member of the Company's Cancer Scientific Advisory Board since 1994. Dr. Scheinberg has been associated with the Memorial Sloan-Kettering Cancer Center since 1986, where he had held various positions and is currently; Member and Incumbent of the Vincent Astor Chair; Chief, Leukemia Service; Head, Laboratory of Hematopoietic Cancer Immunochemistry; and Doris Duke Distinguished Clinical Science Professor. He also holds the positions of Professor of Medicine and Molecular Pharmacology, Cornell University Medical College, where he has been associated since 1983. He received a B.A. from Cornell University, and an M.D. and a Ph.D. in pharmacology and experimental therapeutics from The Johns Hopkins University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended December 31, 2000, the Board of Directors of the Company held four meetings. Each of the incumbent directors attended 75% or more of the aggregate number of meetings held by the Board and the Committees thereof on which he served.

    The Audit Committee reviews the annual financial statements of the Company prior to their submission to the Board of Directors, consults with the Company's independent auditors, and examines and considers such other matters in relation to the internal and external audit of the Company's account and in relation to the financial affairs of the Company and its accounts, including the selection and retention of independent auditors. The Audit Committee held three meeting during the fiscal year ended December 31, 2000.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers the Company's stock option plans. The Compensation Committee met three times during the fiscal year ended
December 31, 2000.

    The Company has no standing nominating committee and no committee performing a similar function.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company are paid $2,000 for each meeting of the Board of Directors attended in person, $1,000 for each meeting attended by telephone and $500 for participation in each telephonic meeting. For committee meetings held other than in conjunction with a meeting of the whole Board, non-employee directors are paid $1,000 for attendance in person and $500 for telephonic participation. For committee meetings held on a day when there is no Board meeting, non-employee directors are paid $500 for participation; for committee meetings held on the same day as a Board meeting, no additional compensation is paid. In addition, non-employee directors are granted each calendar quarter an option to purchase 2,500 shares of the Common Stock at a price equal to the fair market value on the date of grant.

    All of the directors are reimbursed for their expenses in connection with their attendance at Board and committee meetings. In addition, during the fiscal year ended December 31, 2000, Dr. Goff and Dr. Scheinberg received annual compensation in the amounts of $30,000 and $24,000, respectively, for their services as members of the Company's Virology Scientific Advisory Board and Cancer Scientific Advisory Board, respectively.

VOTING

    Those nominees receiving a plurality of the votes cast will be elected directors. Abstentions and broker non-votes will not affect the outcome of the election.

    THE BOARD OF DIRECTORS OF THE COMPANY DEEMS THE ELECTION OF THE EIGHT NOMINEES LISTED ABOVE AS DIRECTORS TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' THEIR ELECTION.

       PROPOSAL II: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP to serve as independent accountants for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1994.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions. Although it is not required to do so, the Board of Directors is submitting the selection of independent accountants for ratification at the meeting. If this selection is not ratified, the Board of Directors will reconsider its choice.

    A majority of the votes cast (excluding abstentions and broker non-votes) at the meeting in person or by proxy is necessary for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company.

    THE BOARD OF DIRECTORS OF THE COMPANY DEEMS THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT HOLDERS OF THE COMMON STOCK VOTE FOR PROPOSAL II.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
              COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information, as of April 30, 2001, except as noted, regarding the beneficial ownership of the Common Stock by
(i) each person or group known to the Company to be the beneficial owner of more than 5% of the Common Stock outstanding, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named below and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

                                                                NUMBER OF SHARES        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIALLY OWNED(2)   OF CLASS(2)
------------------------------------------------------------  ---------------------   -----------
Entities affiliated with Tudor Investment Corporation(3) ...        2,342,388            18.8%
  1275 King Street
  Greenwich, CT 06831
Paul Tudor Jones, II(4) ....................................        2,888,513            23.2%
  1275 King Street
  Greenwich, CT 06831
Paul J. Maddon, M.D., Ph.D.(5)..............................        1,630,628            12.2%
Ronald J. Prentki(6)........................................           87,753            *
Charles A. Baker(7).........................................           70,981            *
Kurt W. Briner(8)...........................................           45,000            *
Mark F. Dalton(9)...........................................        2,471,888            19.8%
Stephen P. Goff, Ph.D.(10)..................................           91,000            *
Paul F. Jacobson(11)........................................          213,100             1.7%
David A. Scheinberg, M.D., Ph.D.(12)........................          226,688             1.8%
Robert J. Israel, M.D.(13)..................................          127,639             1.0%
Robert A. McKinney(14)......................................           68,516            *
Philip K. Yachmetz..........................................            1,121            *
All directors and executive officers as a group(15).........        5,034,314            35.6%

---------

  * Less than 1%

 (1) Unless otherwise specified, the address of each beneficial owner is c/o the Company, 777 Old Saw Mill River Road, Tarrytown, New York 10591.

 (2) Except as indicated and pursuant to applicable community property laws, each stockholder possesses sole voting and investment power with respect to the shares of Common Stock listed. The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to stock options and warrants that may be exercised within 60 days after April 30, 2001. Shares pursuant to such options and warrants are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options and warrants but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

 (3) Based on a Form 4 dated March 6, 2001, the number of shares owned by entities affiliated with Tudor Investment Corporation ('TIC') consists of 1,765,468 shares held of record by The Tudor BVI Portfolio Ltd., a company organized under the law of the Cayman Islands ('Tudor BVI'), 54,600 shares of Common Stock issuable to Tudor BVI upon the exercise of currently exercisable warrants, 287,813 shares held of record by TIC, 193,126 shares held of record by Tudor Arbitrage Partners L.P. ('TAP'), 25,981 shares held of record by Tudor Proprietary Trading, L.L.C. ('TPT'), and 15,400 shares of Common Stock issuable to Tudor Global Trading LLC ('TGT') upon the exercise of currently exercisable warrants. In addition, because TIC provides investment advisory services to Tudor BVI, it may be deemed to beneficially own the shares held by such entity. TIC disclaims beneficial ownership of such shares. TGT is the general partner of TAP. Tudor Group Holdings LLC ('TGH') holds a majority of the equity interests of TGT and indirectly holds a majority of the membership interests of TPT. TGH is also the sole limited partner of TAP. TGH expressly disclaims beneficial ownership of the shares beneficially owned by each of such entities.
                                              (footnotes continued on next page)

(footnotes continued from previous page)
     TGT disclaims beneficial ownership of shares held by TAP. The number set forth does not include shares owned of record by Mr. Jones and Mr. Dalton. See Notes 4 and 9.

 (4) Includes 2,342,388 shares beneficially owned by entities affiliated with TIC. Mr. Jones is the Chairman and principal stockholder of TIC, the Chairman and indirect principal equity owner of TGT, the indirect principal equity owner of TAP and the Chairman and indirect principal equity owner of TPT. Mr. Jones may be deemed the beneficial owner of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC.
     Mr. Jones disclaims beneficial ownership of such shares. See Note 3.

 (5) Includes 999,774 shares subject to stock options held by Dr. Maddon and exercisable within 60 days of the date hereof.

 (6) Includes 78,800 shares subject to stock options held by Mr. Prentki exercisable within 60 days of the date hereof.

 (7) Includes 18,481 shares owned by the Baker Family Limited Partnership and 52,500 shares subject to stock options held by Mr. Baker and exercisable within 60 days of the date hereof.

 (8) Includes 45,000 shares subject to stock options held by Mr. Briner exercisable within 60 days of the date hereof.

 (9) Includes 88,000 shares held of record directly by Mr. Dalton, 25,000 shares subject to options held by Mr. Dalton exercisable within 60 days of the date hereof and 16,500 shares of record held by DF Partners, a family partnership of which Mr. Dalton is the managing general partner with a 5% interest. The remaining 95% partnership interest is held by trusts for the benefit of Mr. Dalton's children. As to such 95% interest, Mr. Dalton disclaims beneficial interest. The number set forth includes 2,342,388 shares beneficially owned by entities affiliated with TIC. Mr. Dalton is President of TIC, TGH, TGT and TPT. Mr. Dalton disclaims beneficial ownership of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC. See Note 3.

(10) Includes 57,500 shares subject to stock options held by Dr. Goff exercisable within 60 days of the date hereof.

(11) Includes 25,000 shares subject to stock options held by Mr. Jacobson exercisable within 60 days of the date hereof.

(12) Includes 222,000 shares subject to stock options held by Dr. Scheinberg exercisable within 60 days of the date hereof.

(13) Includes 125,000 shares subject to stock options held by Dr. Israel exercisable within 60 days of the date hereof.

(14) Includes 66,500 shares subject to stock options held by Mr. McKinney exercisable within 60 days of the date hereof.

(15) Includes shares held by affiliated entities as set forth in the above table and 1,767,074 shares in the aggregate issuable upon the exercise of stock options or warrants held by officers or directors or entities deemed affiliates of certain directors.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding the aggregate compensation paid by the Company for the three fiscal years ended December 31, 2000 to the Company's Chief Executive Officer and other executive officers whose total compensation exceeded $100,000 during the last fiscal year:

                                            ANNUAL COMPENSATION(1)
                                   FISCAL   -----------------------    STOCK OPTION
NAME AND PRINCIPAL POSITION         YEAR      SALARY       BONUS          GRANTS       OTHER(2)
---------------------------         ----      ------       -----          ------       --------
Paul J. Maddon, M.D., Ph.D ......   2000     $440,000     $100,000      12,282shares   $11,729
  Chairman of the Board, Chief      1999      400,000      212,000       7,680shares     6,728
  Executive Officer and Chief       1998      275,000      136,000     526,341shares     4,162
  Science Officer
Ronald J. Prentki(3) ............   2000     $264,000     $ 70,000      65,712shares   $17,000
  President                         1999      240,000       79,900      34,762shares    12,800
                                    1998      112,500       93,800     191,382shares     2,500
Robert A. McKinney ..............   2000     $142,000     $ 27,000      52,977shares   $14,630
  Vice President, Finance and       1999      133,000       30,500      27,271shares    10,000
  Operations and Treasurer          1998      125,000       28,800         705shares     2,500
Philip K. Yachmetz(4) ...........   2000     $ 47,500     $ 45,000      51,121shares   $ 5,780
  General Counsel and Secretary
Robert J. Israel, M.D.  .........   2000     $225,000     $ 50,000      54,782shares   $16,200
  Vice President, Medical Affairs   1999      210,000       58,800      28,652shares    12,200
                                    1998      200,000       51,300       1,182shares     2,500

---------

(1) Annual compensation consists of base salary and bonus. As to each individual named, the aggregate amounts of all perquisites and other personal benefits, securities and property not included in the summary compensation table above or described below do not exceed the lesser of $50,000 or 10% of the annual compensation.

(2) Other compensation consisted of matching contributions made by the Company under a defined contribution plan available to substantially all employees and amounts to pay the after-tax cost of premiums on life insurance and long-term disability policies.

(3) Mr. Prentki became an executive officer of the Company in July of 1998.

(4) Mr. Yachmetz became an executive officer of the Company in September of 2000 with an annual base salary of $190,000.

STOCK OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 2000

    The following table sets forth certain information relating to stock option grants to the executive officers named above during the fiscal year ended December 31, 2000. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

                                      NUMBER        PERCENT
                                    OF SHARES      OF TOTAL
                                    UNDERLYING   OPTION SHARES   EXERCISE
                                     OPTIONS      GRANTED TO     PRICE PER   EXPIRATION
               NAME                 GRANTED(1)   EMPLOYEES(2)    SHARE(1)       DATE
               ----                 ----------   ------------    --------       ----
Paul J. Maddon, M.D., Ph.D........     6,277        *             $12.006      7/1/00
                                       1,140        *              22.10      10/1/00
                                       1,973        *              13.65       1/1/01
                                       2,892        *               9.46       4/1/01
Ronald J. Prentki.................     2,187        *             $12.006      7/1/00
                                         669        *              22.10      10/1/00
                                       1,159        *              13.65       1/1/01
                                       1,697        *               9.46       4/1/01
                                      30,000          3.5%         42.375      1/6/10
                                      30,000          3.5%         13.625     6/27/10
Robert A. McKinney................     1,083        *             $12.006      7/1/00
                                         360        *              22.10      10/1/00
                                         622        *              13.65       1/1/01
                                         912        *               9.460      4/1/01
                                      25,000          2.9%         42.375      1/6/10
                                      25,000          2.9%         13.625     6/27/10
Philip K. Yachmetz................     1,121        *             $ 9.46       4/1/01
                                      50,000          5.9%         28.00      9/24/10
Robert J. Israel, M.D. ...........     1,780        *             $12.006      7/1/00
                                         570        *              22.10      10/1/00
                                         986        *              13.65       1/1/01
                                       1,446        *               9.46       4/1/01
                                      25,000          2.9%         42.375      1/6/10
                                      25,000          2.9%         13.625     6/27/10

                                                  POTENTIAL REALIZABLE VALUE
                                                    AT ASSUMED ANNUAL RATES
                                                  OF STOCK PRICE APPRECIATION
                                                        FOR OPTION TERM
                                    -------------------------------------------------------
               NAME                             5%                          10%
               ----                             --                          ---
Paul J. Maddon, M.D., Ph.D........           $ 13,229                     $ 13,229
                                                4,446                        4,446
                                                4,753                        4,753
                                                4,828                        4,828
Ronald J. Prentki.................           $  4,634                     $  4,634
                                                2,609                        2,609
                                                2,787                        2,787
                                                2,833                        2,833
                                              799,482                    2,026,045
                                              257,061                      651,442
Robert A. McKinney................           $  2,295                     $  2,295
                                                1,404                        1,404
                                                1,498                        1,498
                                                1,523                        1,523
                                              666,235                    1,668,371
                                              214,217                      542,869
Philip K. Yachmetz................           $  1,871                     $  1,871
                                              880,452                    2,231,239
Robert J. Israel, M.D. ...........           $  3,771                     $  3,771
                                                2,223                        2,223
                                                2,375                        2,375
                                                2,414                        2,414
                                              666,235                    1,668,371
                                              214,217                      542,869

---------

 *  Less than 1%

(1) Options that expired in 2000 or 2001 were all granted under the Company's Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan at exercise prices equal to the lower of the fair market value on the date of grant or 85% of the fair market value on the date of exercise. Options expiring in 2010 were all granted under the Company's Amended 1996 Stock Incentive Plan.

(2) The Company's employees were granted options during the 2000 fiscal year with respect to a total of 851,618 shares, 42,118 shares from the Company's Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan and 809,500 shares from the Company's Amended 1996 Stock Incentive Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

    The following table sets forth information as to the exercises of options during the fiscal year ended December 31, 2000 and the number and value of unexercised options held by the executive officers named above as of December 31, 2000:

                                  EXERCISES DURING
                                   THE FISCAL YEAR                   NUMBER OF
                               -----------------------           SHARES UNDERLYING           VALUE OF UNEXERCISED
                                NUMBER                          UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS(1)
                               OF SHARES      VALUE         ---------------------------   ---------------------------
            NAME               ACQUIRED    REALIZED(2)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               --------    -----------      -----------   -------------   -----------   -------------
Paul J. Maddon, M.D., Ph.D...    9,780     $  132,478         999,774         --          $8,385,557        --
Ronald J. Prentki............   20,446     $1,253,345          66,800        198,000      $  511,900     $1,122,750
Robert A. McKinney...........   26,362     $1,967,420          51,500         86,000      $  633,625     $  372,625
Philip K. Yachmetz...........    --            --              --             50,000          --            --
Robert J. Israel, M.D. ......   24,329     $1,856,299          95,000        100,000      $1,210,001     $  558,125

---------

(1) Based on a closing price of $17.25 on December 29, 2000 on the Nasdaq National Market.

(2) Based on closing prices on the NASDAQ National Market on the respective dates of exercise for retained shares and on the resale prices for shares immediately resold.

EMPLOYMENT AGREEMENTS

    The Company, on December 22, 1998, entered into an employment agreement with Paul J. Maddon, M.D., Ph.D. pursuant to which Dr. Maddon is to serve as Chairman of the Board, Chief Executive Officer and Chief Science Officer of the Company at an initial annual salary of $400,000 for 1999, to increase at a rate of not less than 3% per year and a discretionary bonus in an amount to be determined by the Board of Directors. The initial term of the agreement expires on December 21, 2001, subject to automatic annual extensions absent 90-day notice of non-extension by either party. Under the agreement, Dr. Maddon was also granted options to purchase 525,000 shares of the Common Stock at exercise prices of $12.00 per share with respect to 500,001 shares and $13.20 per share with respect to 24,999 shares. The options with respect to 300,000 shares vested in equal portions on January 1, 1999, 2000 and 2001. The options with respect to 225,000 have become fully vested because the average selling price for the Common Stock on the Nasdaq National Market has exceeded certain specified levels. The agreement provides that, upon termination by the Company without cause (as defined in the agreement) or by Dr. Maddon for good reason (as defined in the agreement), the Company will continue for two years to pay Dr. Maddon's annual salary and benefits and a $50,000 annual bonus.

    The Company, on June 10, 1998, entered into an employment agreement with Ronald J. Prentki pursuant to which Mr. Prentki is to serve as President of the Company at an initial annual salary of $225,000. The initial term of the agreement expired on March 31, 2001, subject to automatic annual extensions absent 180-day notice of non-extension by either party. The Company and Mr. Prentki are discussing the terms of an extension of his employment agreement. The agreement provides that, upon termination by the Company without cause (as defined in the agreement) or by Mr. Prentki for good reason (as defined in the agreement), the Company will continue for one year to pay Mr. Prentki's annual salary and benefits and an annual bonus to the extent paid to other senior executives of the Company. The agreement as amended also provided for the grant to Mr. Prentki of a ten-year option to purchase 190,000 shares of the Common Stock at an exercise price of $9.25 per share.

    The Company has in effect an employment arrangement with Robert J. Israel, M.D. pursuant to which Dr. Israel is to serve as Vice President, Medical Affairs of the Company at an annual salary in 2000 of $225,000 and is entitled to nine months' salary if his employment is terminated by the Company without cause.

INDEBTEDNESS OF MANAGEMENT

    On February 16, 2000, the Company entered into an agreement to provide Dr. Israel with a loan of up to $100,000 to help him purchase a home closer to the Company's principal place of business. The loan is evidenced by a promissory note bearing interest at the rate of 6% per year and calling for $10,000 principal payments on June 30 and December 31 of each year. Under the agreement with Dr.

Israel, principal and interest under the promissory note will be forgiven and treated as additional compensation if Dr. Israel is an employee of the Company when such amounts become due. At April 30, 2001, $100,000 had been extended under the loan agreement and $20,000 had been forgiven.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    During 2000, the Compensation Committee of the Company's board of directors (the 'Compensation Committee') consisted of Mark F. Dalton, as Chairman, Charles
A. Baker and Paul F. Jacobson. The members of the Compensation Committee are all non-employee directors. The Compensation Committee reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented.

    The Compensation Committee's policies applicable to the compensation of the Company's executive officers are based on the principle that total compensation should be set to attract and retain those executives critical to the overall success of the Company and should reward executives for their contributions to the enhancement of shareholder value.

    The key elements of the executive compensation package are base salary, employee benefits applicable to all employees participation in the employee stock purchase plan, an annual discretionary bonus and long-term incentive compensation in the form of stock options. In general, the Compensation Committee has adopted the policy that compensation for executive officers should be competitive with that paid by biotechnology companies of similar size for corresponding senior executives. The Compensation Committee also believes that it is important to have stock options constitute a substantial portion of executive compensation in order to help executives align their interests with those of the stockholders.

    In determining the compensation for each executive officer, the Compensation Committee generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at comparable companies, (ii) the input of other directors regarding individual performance of each executive officer and (iii) qualitative measures of Company performance such as progress in the development of the Company's technology, the engagement of corporate partners for the commercial development and marketing of products and the success of the Company in raising the funds necessary to conduct research and development. The Compensation Committee's consideration of such factors is subjective and informal.

    The compensation of Paul J. Maddon, the Chief Executive Officer of the Company, for 2000 consisted of the $440,000 in annual salary and $100,000 in a year-end discretionary bonus. In approving the year-end bonus and the increase in the annual salary from $440,000 to $450,000, for 2001 the Compensation Committee considered the importance of Company's progress in its programs for the discovery of HIV therapeutics and the development of cancer vaccines and concluded that Dr. Maddon's leadership contributed significantly to the Company's achievements and progress in the past and that Dr. Maddon will continue to make significant contributions to the Company's performance in the future.

By the Compensation Committee of the Board of Directors

Mark F. Dalton, Chairman
                                  Charles A. Baker
                                  Paul F. Jacobson

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    During 2000, the Audit Committee of the Company's board of directors (the 'Audit Committee') consisted of three non-employee directors, Paul F. Jacobson, as Chairman, Kurt W. Briner and Charles A. Baker. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirements that Audit Committee members all be 'independent directors' as that term is defined by NASD Rule 4200(a)(14) and be able to read and understand fundamental financial statements, and that at least one Audit Committee member be financially sophisticated. The Audit Committee operates under a written Charter adopted by the Board of Directors that reflects standards contained in the NASD rules. A complete copy of the Charter is attached to this Proxy Statement as Appendix A.

    The Audit Committee's primary function is to assist the Board in monitoring and overseeing the integrity of the Company's financial statements, systems of internal control and the audit process. Additionally, the Audit Committee recommends to the board of directors, subject to stockholder ratification, the selection of the Company's independent accountants. In this context, the Audit Committee has met and has reviewed and discussed with management and the independent accountants the Company's audited financial statements as of and for the year ended December 31, 2000. The Audit Committee has also discussed with the independent accountants each of the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees,' as amended. We have received and reviewed the written disclosures and the letter from the independent accountants required by this Standard No. 1, and we have discussed with the independent accountants their independence. When considering the accountants' independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. We also reviewed, among other things, the amount of fees paid to the independent accountants for audit and non-audit services in 2000. Information about the independent accountants' fees for 2000 is listed below in this proxy statement under Fees Billed for Services Rendered by Independent Accountants. Based on these discussions and considerations, we are satisfied as to the independent accountants' independence.

    Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We have also recommended to the Board of Directors that Pricewaterhouse Coopers LLP be selected as the Company's independent accountants for the fiscal year ending December 31, 2001.

                                 Audit Committee of the Board of Directors

                                 Paul F. Jacobson, Chairman
                                 Kurt W. Briner
                                 Charles A. Baker

          FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT ACCOUNTANTS

    The aggregate fees for professionally services performed by PricewaterhouseCoopers LLP in connection with the annual audit of the Company's financial statement for the fiscal year ended December 31, 2000, and the quarterly reviews of the Company's financial statements for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, were $119,700 of which $ 32,000 was billed through December 31, 2000.

    There were no fees billed by PricewaterhouseCoopers LLP during the year ended December 31, 2000 for professional services performed in connection with financial information systems design and implementation.

    All other fees billed by PricewaterhouseCoopers LLP during the year ended December 31, 2000 totaled $95,681. Such fees related primarily to tax planning, compliance and advisory services, statutory government grant audit, accounting advice and professional services performed in connection with various filings with the SEC.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Pharmaceutical Index, assuming an investment of $100 on November 19, 1997, the date of the Company's initial public offering, in each of the Company's Common Stock, the stocks comprising the Nasdaq Market Index and the stocks comprising the Nasdaq Pharmaceutical Index.


                             [PERFORMANCE GRAPH]

                                11/19/97      12/31/97     12/31/98     12/31/99     12/31/00
                                --------      --------     --------     --------     --------
Progenics .....................  100           173.63       153.48        606.16       213.94
Nasdaq Market .................  100            98.36       138.71        257.78       155.10
Nasdaq Pharmaceutical .........  100            96.71       123.11        231.40       287.83


                              CERTAIN TRANSACTIONS

    The Company has entered into indemnification agreements with each of the directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING AND COMPLIANCE

    Based solely on a review of the reports under Section 16(a) of the Exchange Act and representations furnished to the Company with respect to the last fiscal year, the Company believes that each of the persons required to file such reports is in compliance with all applicable filing requirements, except that Kurt W. Briner, one of the Company's directors, inadvertently failed to file on a timely basis a required report on Form 5 and Robert J. Israel, M.D., a Vice President of the Company, unintentionally failed to report on a timely basis one transaction required to be reported.

                                   FORM 10-K

    Stockholders may obtain without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 by directing written requests to Investor Relations, Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

                             STOCKHOLDER PROPOSALS

    The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the proxy statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be submitted in writing to the Corporate Secretary of the Company no later than December 31, 2001. Stockholders who wish to submit a proposal in person at next year's Annual Meeting, but do not comply with requirements for inclusion of the proposal in next year's proxy statement, must submit the proposal in writing to the Corporate Secretary of the Company no later than April 10, 2002.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters as recommended by the Company.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                          By order of the Board of Directors

                                          PHILIP K. YACHMETZ
                                          General Counsel and Secretary

Tarrytown, New York
April 30, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                        PROGENICS PHARMACEUTICALS, INC.

COMPOSITION

    The Audit Committee of the Board of Directors of Progenics Pharmaceuticals, Inc. (the 'Company') shall be comprised of three or more independent directors. In order for a director to be considered independent, such director must not be
(1) presently, nor for the three years prior to appointment to the Audit Committee have been, an officer or employee of the Company or any entity controlling, controlled by or under common control with the Company,
(2) employed as an executive of another corporation that has any of the Company's executives serving on that other corporation's compensation committee,
(3) a member of the immediate family of an individual who is or has been an officer of the Company or any of its affiliates in the three years prior to appointment to the Audit Committee or (4) a director who is a partner in, or an officer or controlling shareholder of, any for-profit organization which in any of the past three years made to or received from the Company payments in excess of the greater of (i) 5% of the gross revenues of either the Company or such organization for that year or (ii) $200,000. The Board of Directors may, in exceptional and limited circumstances, appoint one member of the Audit Committee who is not independent if the director is not an employee or immediate family member of an employee and if the Board of Directors determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, provided that the Company disclose, in the proxy statement following the year in which such appointment is made, the nature of the relationship and the reasons for that determination.

    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite certification in accounting, or other comparable experience or background which results in that member's financial sophistication, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities.

    The members of the Audit Committee shall at all times meet the independence and experience requirements of the National Association of Securities Dealers, Inc., as currently in effect, subject to such qualifications and exceptions as may be permitted by such requirements.

FUNCTION

    The primary function of the Audit Committee is to assist the Board of Directors in overseeing the Company's internal audit function and its independent public accountants. In this regard, the Audit Committee shall
(1) ensure that appropriate internal controls and procedures regarding accounting, financial and legal compliance are in place, (2) select, evaluate and recommend for approval by the Board of Directors independent public accountants, to be accountable to the Board of Directors and to the Audit Committee, (3) review with the Board of Directors the performance of the independent auditors, and, where appropriate, recommend to the Board of Directors the replacement of the independent auditors or to nominate an outside auditor for shareholder approval in any proxy statement, (4) require the independent public accountants to disclose annually in a formal written statement, and discuss with the Audit Committee, relationships and/or services which may impact on their objectivity and independence, including relationships with the Company, and, if appropriate, recommend to the Board of Directors that it take necessary action to ensure the independence of the external auditors,
(5) review and discuss the results of independent audits with management, including the scope, plan and results of any audits completed by the internal and independent auditors, (6) review with the Company's legal counsel any legal and regulatory matters that may have a material impact on the Company's financial statement, (7) meet with management and the Company's independent accountants and outside counsel in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believes should be discussed privately, (8) recommend to the Board of Directors whether the audited financial statements prepared by the Company, in consultation with the independent auditors, should be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission and (9) perform any other activities consistent with the Company's charter, by-laws and applicable laws and regulations as the Board of Directors or the Audit Committee deems necessary or appropriate.

PROCEEDINGS

    One of the members of the Audit Committee shall be chosen as its Chairman. The Audit Committee shall meet at least three times a year, or more frequently as the Audit Committee may determine. The Audit Committee shall report to the Board of Directors the activities taken and other proceedings of each of its meetings. The Audit Committee shall keep regular minutes of its meetings.

REVIEW AND REASSESSMENT; AMENDMENT

    The Audit Committee shall annually review and reassess the adequacy of this charter. This charter may be amended at any time by action of the Audit Committee.

                                                              Appendix 1

                         PROGENICS PHARMACEUTICALS, INC.
                           777 Old Saw Mill River Road
                            Tarrytown, New York 10591

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Paul J. Maddon, M.D., Ph.D., Ronald J. Prentki and Philip K. Yachmetz, and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Progenics Pharmaceuticals, Inc. held of record by the undersigned on May 1, 2001 at the Annual Meeting of Stockholders to be held on June 27, 2001 or any adjournments or postponements thereof.


1.   ELECTION OF DIRECTORS

                 Nominees:
         Paul J. Maddon, M.D., Ph.D.         STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE
              Ronald J. Prentki              FOR ANY NOMINEE BY DRAWING A LINE THROUGH OR
              Charles A. Baker               OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.
              Kurt W. Briner                 ANY PROXY EXECUTED IN SUCH MANNER AS NOT TO
              Mark F. Dalton                 WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF
           Stephen P. Goff, Ph.D.            ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH
             Paul F. Jacobson                AUTHORITY.
       David A. Scheinberg, M.D., Ph.D.

           [ ]  GRANT  authority to vote for the eight   [ ]  WITHOLD  authority  to vote for
                nominees as a group                           the eight nominees as a group


2.   Ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the
     Company's independent accountants for the fiscal year ending December 31, 2001

           [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

3.   Authority to vote in their discretion on such other business as may properly come before the meeting

           [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN


     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals named above.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.


                                                  Dated _______________________________ , 2001

                                                  --------------------------------------------
                                                                (Signature)

                                                  --------------------------------------------
                                                           (Signature if held jointly)

                                                  Please sign exactly as name appears hereon.
                                                  When shares are held by joint tenants, both
                                                  should sign. When signing as attorney,
                                                  executor, administrator, trustee or guardian,
                                                  please give full title as such. If a
                                                  corporation, please sign in full corporate
                                                  name by president or other authorized officer.
                                                  If a partnership, please sign in partnership
                                                  name by authorized person.